Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-62697 and Form S-3 No. 333-7659) of Candie's, Inc. and in the related prospectuses and the Registration Statement (Form S-8 No. 333-27655) of our report dated April 20, 2000 relating to the consolidated financial statements and schedule of Candie's, Inc. and its subsidiaries included in its Form 10-K for the year ended January 31, 2000.



                                                   /s/ BDO Seidman, LLP
                                                   -------------------------
                                                    New York, April 27, 2000